UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
___________________________________________________________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2025
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ICHOR HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct. Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 897-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director and Chief Executive Officer
On October 30, 2025, Jeffrey Andreson notified of the Board of Directors (the “Board”) of Ichor Holdings, Ltd. (the “Company”) of his decision to resign from his position of Chief Executive Officer effective as of November 3, 2025. Mr. Andreson will also resign as a member of the Company’s Board effective as of the same date. Mr. Andreson’s resignation is not the result of any disagreement with the Company regarding any operations, policies, or practices of the Company.
Appointment of Director and Chief Executive Officer
In connection with Mr. Andreson’s resignation, the Board, with the participation and recommendation of the Nominating and Corporate Governance Committee, appointed Philip Barros, the current Chief Technology Officer of the Company, as the Company’s Chief Executive Officer and a member of the Board, effective as of November 3, 2025. There are no arrangements or understandings between Mr. Barros and any other person pursuant to which Mr. Barros was appointed as a director and Chief Executive Officer of the Company. Mr. Barros does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Barros and the Company.
The Company’s wholly-owned subsidiary, Ichor Systems, Inc., and Mr. Barros have entered into an “at will” employment offer letter, effective November 3, 2025. Pursuant to the offer letter, Mr. Barros will be (i) paid an annual base salary of $700,000, (ii) eligible to earn an annual cash bonus targeted at 100% of his base salary, (iii) granted restricted stock units as of the effective date of his appointment with a grant date fair value of $1.75 million, (iv) granted performance restricted stock units as of the effective date of his appointment with a grant date fair value of $1.75 million, and (v) eligible to participate in the Company’s 2025 Omnibus Equity Incentive Plan. The vesting schedule for the restricted stock units will be as follows: 25% of the restricted stock units will vest on the first anniversary of the grant date, and the remaining 75% will vest quarterly thereafter such that the restricted stock units are vested in four years. The performance restricted stock units will cliff vest, and the payout amount will be determined at the end of the third year following the date of grant. Mr. Barros will also be eligible to participate in the health and welfare benefit programs offered to other Company employees.
Mr. Barros, age 45, has served as Chief Technology Officer of the Company since 2015, and as Senior Vice President of Engineering of the Company since 2010. Prior to that, he served as Vice President of Engineering of the Company from 2009 to 2010 and held management roles at Celerity, Inc., a predecessor to the Company, including Vice President of Engineering and Director of Systems Engineering, from 2004 to 2009. Before joining the Company, Mr. Barros held engineering and management positions at Applied Materials, Inc. (NASDAQ: AMAT) from 2000 to 2004. Mr. Barros holds a B.S. in mechanical engineering from San Jose State University and has advanced his education through executive programs at both Stanford University and the University of California, Berkeley.
Item 7.01. Regulation FD Disclosure.
On November 3, 2025, the Company issued a press release announcing Mr. Barros’ appointment. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated as of October 29, 2025, by and between Ichor Systems, Inc. and Philip Barros.
99.1	Press Release issued by Ichor Holdings, Ltd. on November 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: November 3, 2025	/s/ Greg Swyt
Greg Swyt
Chief Financial Officer